                            AMENDMENT NO. 1 TO
                       CHANGE IN CONTROL AGREEMENT
                       ---------------------------

    THIS AMENDMENT NO. 1 TO CHANGE IN CONTROL AGREEMENT is dated August 27, 1997 and is by and between EVANS WITHYCOMBE RESIDENTIAL, INC., a Maryland corporation (the "Company"), and EDWARD O'CLAIR (the "Executive").


                                 RECITALS

    A. The Company and the Executive have previously entered into a Change in Control Agreement dated as of June 18, 1997 (the "CIC Agreement").

    B. The Company is entering into an Agreement and Plan of Merger of even date herewith with Equity Residential Property Trust ("EQR") pursuant to which the Company will be merged with and into EQR (the "Merger").

    C. In contemplation of the Merger and as a condition thereto, the Company and the Executive desire to amend the Agreement as hereinafter set forth.


                                AGREEMENTS

    In consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

    1.   Section 3(b) of the CIC Agreement is hereby amended to delete clause
(v) thereof in its entirety and to substitute in lieu thereof the following:

         "(V) the Company shall pay the Executive an amount which, after payment by the Executive of all federal and state income taxes imposed with respect to such payment, is equal to the employer contributions in the Executive's account in the Company's 401(k) plan which were unvested as of the date of such termination."

    2. Section 3(c) of the CIC Agreement is hereby amended to read as follows:

         "(c) The amounts provided for in Sections 3(a) and 3(b)(i) and (ii) shall be paid in a single lump sum cash payment within five (5) days after the Executive's Termination Date (or earlier, if required by applicable law) unless the Termination Date occurs during the last two months of a calendar year, in which case such amounts shall be paid in a single lump sum cash payment on January 2 of the immediately following year (or earlier, if required by applicable law)."

    3. The first sentence of Section 6 of the CIC Agreement is hereby amended to read as follows:

         "This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns, except that the definition of Change in Control set forth in this Agreement shall apply only to the Company."

    4. The Executive shall be entitled to all payments under Section 3(b) of the CIC Agreement at the Effective Time notwithstanding the fact that the Executive may continue in the employ of EQR after the Effective Time for a limited period to assist in transition matters. The Executive shall not be entitled to any bonus to employees of EQR or any of EQR's subsidiaries payable during such transition period.

    5. The CIC Agreement as amended hereby is hereby ratified, approved and confirmed in all respects.

    6. If the Merger has not been consummated by February 15, 1998, this Amendment No. 1 shall automatically be null and void AB INITIO.

    IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 on the day and year first above written.


                                                  EVANS WITHYCOMBE RESIDENTIAL,
                                                  INC.


                                                  By: /s/ Stephen O. Evans
                                                     --------------------------
                                                     Title: CEO
                                                           --------------------




                                                  /s/ Edward O'Clair
                                                     --------------------------
                                                     Edward O'Clair







                                       2